                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

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                                             COUNTRY/STATE
SUBSIDIARY                                   OF INCORPORATION         DOING BUSINESS AS
----------                                   ----------------         -----------------
AHC Inc.                                         Alabama                 AHC Inc.

Allsteel Inc.                                    Illinois                Allsteel Inc.

BPI Inc.                                         Iowa                    BPI Inc.

The Gunlocke Company                             Iowa                    The Gunlocke Company

Gas Fire Development, Inc                        Minnesota               Gas Fire Development, Inc.

Hearth Technologies Inc.                         Iowa                    Hearth Technologies Inc.

HFM Partners                                     Iowa                    HFM Partners

Hiebert East, Inc.                               Iowa                    Hiebert East, Inc.

Holga Inc.                                       Iowa                    Holga Inc.

HON Export Limited                               Iowa                    HON Export Limited

HON Financial Corporation III                    Iowa                    HON Financial Corporation III

HON Financial Services Inc.                      Iowa                    HON Financial Services Inc.

HON INDUSTRIES (Canada) Inc.                     Canada                  HON INDUSTRIES (Canada) Inc.

HON (Mexico) L.L.C.                              Iowa                    HON (Mexico) L.L.C.

HON Technology Inc.                              Iowa                    HON Technology Inc.

Murphy-Miller Co.                                Iowa                    Murphy-Miller Co.

Panel Concepts, Inc.                             Delaware                Panel Concepts, Inc.

T. M. Export Inc.                                Barbados                T. M. Export Inc.

Hearth Technologies (Canada) Inc.                Canada                  Hearth Technologies (Canada) Inc.

Precision Gas Technology of Canada, Inc.         Canada                  Precision Gas Technology of Canada,
                                                                         Inc.

1640-7041 Quebec Inc.                            Canada                  1640-7041 Quebec Inc.

HON INDUSTRIAS Sde R.L.de C.V.                   Mexico                  HON INDUSTRIAS Sde R.L.de C.V.

HON INDUSTRIAS II Sde R.L.de C.V.                Mexico                  HON INDUSTRIAS II Sde R.L.de
                                                                         C.V.

Chandler Attwood Limited                         Iowa                    Inactive

CorryHiebert Corporation                         Iowa                    Inactive
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